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                                                                   EXHIBIT 10.3a

                          GUARANTEE OF PXRE GROUP LTD.

         THIS DEED POLL GUARANTEE is made and effective as of September 1, 2002 by PXRE GROUP LTD., a Bermuda corporation (the "Guarantor") in respect of PXRE REINSURANCE LTD., a Bermuda reinsurance company (the "Reinsurer").

         WHEREAS, the Guarantor owns, beneficially and of record, all of the issued and outstanding capital stock of the Reinsurer;

         WHEREAS, the Guarantor wishes to guarantee the Reinsurer's performance of obligations assumed during the course of the Reinsurer's reinsurance business;

         NOW THEREFORE, the Guarantor hereby agrees as follows:

         1. Guarantee. To induce cedents (the "Cedents") under any and all reinsurance agreements, binder and slips entered into after the date hereof between such Cedents and the Reinsurer to enter into such reinsurance agreements, the Guarantor as primary obligor hereby absolutely, unconditionally and irrevocably guarantees severally to each of the Cedents the prompt payment and performance, when due, of any and all obligations, amounts or other liabilities (the "Obligations") of Reinsurer now or hereafter existing under any reinsurance agreement, binder or slip entered into by Reinsurer after the date hereof and specifically designated therein as a "Reinsurance Agreement" having the benefit of this Guarantee, which shall be accomplished by inclusion of the following clause therein:

                  "This Agreement constitutes a "Reinsurance Agreement" as defined in, and for purposes of, the Guarantee dated as of September 1, 2002 by PXRE Group Ltd. in favor of PXRE Reinsurance Ltd."

         2. Duration. This Deed shall in relation to any Reinsurance Agreement
(i) take effect on and be deemed to be delivered as a deed on the date on which the Reinsurance Agreement is executed and (ii) shall continue and remain in force and effect until and shall expire on the date on which the Reinsurer shall have performed all its obligations and discharged its liabilities under the Reinsurance Agreement.

         3. Notice to Guarantor. The Guarantor waives notice of (i) acceptance of the Guarantee by any Cedent, and (ii) the entering into by the Reinsurer of any contract with any Cedent.

         4. Consideration and Several Guarantee. The Guarantor assumes the obligations and liabilities under this Deed in consideration of such Cedent entering into the Reinsurance Agreement, whether such entry is effected on the date of this Deed or subsequently. This Guarantee is made for the benefit of the Cedents severally.

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         5. Nature of Guarantee. The Guarantor's obligations hereunder shall not be affected by the existence, validity, enforceability, or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to the Reinsurer. The Guarantor agrees that the Cedents may resort to the Guarantor for payment of any of the Obligations whether or not the Cedents shall have proceeded against the Reinsurer or any other obligor principally or secondarily obligated with respect to the Obligations. The Cedents shall not be obligated to file any claim relating to the Obligations in the event that the Reinsurer becomes subject to an insolvency, reorganization or similar proceeding, and the failure of the Cedents to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Cedents in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. The Guarantor reserves the right to (a) set-off against any payment owing hereunder any amounts owing by the Cedents to the Reinsurer and (b) assert defenses which the Reinsurer may have to payment of the Obligations other than defenses arising from bankruptcy or insolvency of the Reinsurer and other defenses expressly waived hereby.

         6. Changes in Obligations, and Agreements Relating thereto; Waiver of Certain Notices. The Guarantor agrees that the Cedents may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, or renew all or any part of the Obligations, and may also make any agreement with the Reinsurer for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Cedents and the Reinsurer, without in any way impairing or affecting this Guarantee. The Guarantor waives notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest.

         7. Expenses. The Guarantor agrees to pay on demand all fees and out of pocket expenses (including the reasonable fees and expenses of one firm of counsel representing the Cedents) in any way relating to the enforcement or protection of the rights of the Cedents hereunder; provided, that the Guarantor shall not be liable for any expenses of the Cedents if no payment under this Guarantee is due

         8. Subrogation. Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Cedents against the Reinsurer with respect to such Obligations, and the Cedents agree by their acceptance of the Reinsurance Agreements to take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

         9. No Waiver; Cumulative Rights. No failure on the part of the Cedents to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Cedents of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Cedents or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Cedents at any time or from time to time.

         10. Assignment. No Cedent may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Guarantor.

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         11. Notices. All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

                           PXRE GROUP LTD.
                           99 Front Street
                           Hamilton HM 12
                           Bermuda
                           Attn: President
                           Fax: (441) 296-6162


or to such other address or fax number as the Guarantor shall have notified the Cedents in a written notice delivered to the Cedents at the addresses or facsimile numbers specified in the Reinsurer's records.

         12. Continuing Guarantee. This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full. Notwithstanding the foregoing, this Guarantee may be amended or terminated at any time by written amendment signed by the Guarantor, provided, that no such amendment or termination may adversely affect the rights, whether absolute or contingent, of any Cedent which shall have accrued or that may accrue hereunder, other than any rights with respect to any Reinsurance Agreement entered into after the Cedent shall have received notice of such amendment or termination; and provided further, that no such termination or amendment shall be effective with respect to any Reinsurance Agreement entered into prior to the subject Cedent's receipt of notice of termination or amendment until the Obligations incurred under such Reinsurance Agreements shall either be no longer outstanding or satisfied in full.

         13. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of Bermuda without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, this Deed Poll Guarantee has been duly executed as a deed and shall be delivered by the Guarantor in accordance with clause 2 hereof.

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SEAL:                                   PXRE GROUP LTD.



                                        By:  /s/ Jeffrey L. Radke
                                             -------------------------------
                                        Jeffrey L. Radke
                                        President & Chief Operating Officer


                                        By:  /s/ Guy D. Hengesbaugh
                                             -------------------------------
                                        Guy D. Hengesbaugh
                                        Executive Vice President


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